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REAL ESTATE MORTGAGE,
ASSIGNMENT OF RENTS AND PROFITS AND
FIXTURE FINANCING STATEMENT
Made By

HERON LAKE BIOENERGY, LLC
as Mortgagor

in favor of
CoBANK, ACB, in its capacity as Administrative Agent (“Agent”)
on behalf of AGSTAR FINANCIAL SERVICES, FLCA
as Mortgagee

Dated as of July 29, 2014

THIS INSTRUMENT CONSTITUTES A LIEN ON ALL AFTER ACQUIRED PROPERTY OF THE MORTGAGOR.

THIS INSTRUMENT CONTAINS FUTURE ADVANCE PROVISIONS AND SECURES A REVOLVING LINE OF CREDIT.
NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE IS LIMITED TO A DEBT AMOUNT OF $28,000,000.00 UNDER CHAPTER 287 OF MINNESOTA STATUTES, PLUS PROTECTIVE ADVANCES.
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This instrument was drafted by: Melanie N. Ferguson CoBank, ACB P.O. Box 5110 Denver, CO 80217 Attention: Collateral Department Phone No: 800-542-8072	Tax statements for the real property described in this instrument should be sent to: Heron Lake BioEnergy, LLC 91246 390th Avenue Heron Lake, MN 56137

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THIS REAL ESTATE MORTGAGE, ASSIGNMENT OF RENTS AND PROFITS AND FIXTURE FINANCING STATEMENT, dated as of July 29, 2014 is made by HERON LAKE BIOENERGY, LLC (hereinafter called the "Mortgagor"), a limited liability company existing under the laws of the State of Minnesota, in favor of CoBANK, ACB, in its capacity as Administrative Agent on behalf of AGSTAR FINANCIAL SERVICES, FLCA (hereinafter called the "Mortgagee"), a federally chartered instrumentality of the United States.

ARTICLE I.

DEFINITIONS

Section 1.01.    Definitions. In addition to the terms defined elsewhere in this Mortgage, the following terms shall have the meanings specified in this Section 1.01, unless the context clearly requires otherwise. The terms defined herein include the plural as well as the singular. Accounting terms used in this Mortgage but not otherwise defined herein shall have the meanings they have under GAAP.

Credit Agreements shall mean all agreements, instruments and documents between the Mortgagor and the Mortgagee or executed by the Mortgagor in favor of the Mortgagee which evidence or relate to the Obligations, whether now existing or hereafter entered into, and all amendments, supplements and restatements thereof.

Environmental Law shall have the meaning specified in Section 3.13.

Event of Default shall have the meaning specified in Section 4.01.

GAAP shall mean generally accepted accounting principles as established by the American Institute of Certified Public Accountants.

Hazardous Materials shall have the meaning specified in Section 3.13.

Lien shall mean any statutory or common law consensual or non-consensual mortgage, pledge, grant, security title or interest, lien, encumbrance or charge of any kind against property, including, without limitation, any conditional sale or other title retention transaction, and any lease transaction in the nature of a security interest.

Maximum Debt Limit shall mean $28,000,000.00 at any one time outstanding, and shall include advances and re-advances made from time to time pursuant to a revolving line of credit.

Mortgage shall mean this Real Estate Mortgage, Assignment of Rents and Profits and Fixture Financing Statement, as it may be amended or supplemented from time to time.

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Mortgaged Property shall have the meaning specified in Section 2.01.

Mortgagee shall mean CoBANK, ACB, in its capacity as Administrative Agent on behalf of AGSTAR FINANCIAL SERVICES, FLCA.

Obligations shall mean all indebtedness and other obligations of the Mortgagor to the Mortgagee of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, indebtedness under all loans, advances and other extensions of credit made to or for the account of the Mortgagor including without limitation the promissory note(s) that are more particularly identified on Exhibit B hereto, and all covenants, agreements and provisions contained in this Mortgage and in any of the Credit Agreements.

Permitted Encumbrances shall mean:

(i)    as to the property specifically described in Exhibit “A” hereto, the restrictions, exceptions, reservations, conditions, limitations, interests and other matters which are set forth or referred to in such descriptions; and

(ii)    as to all Mortgaged Property, any Lien permitted under the Credit Agreements.

Potential Default shall mean the occurrence of any event which with the giving of notice and/or the passage of time and/or the occurrence of any other condition would ripen into an Event of Default.

Uniform Commercial Code shall mean the Uniform Commercial Code of the state of the Mortgagor’s Location and any state in which any of the Mortgaged Property is located.

ARTICLE II.

GRANTING CLAUSES

Section 2.01.    Granting Clauses. In order to secure the repayment of the Obligations, whether such Obligations are made pursuant to a commitment, made at the option of the Mortgagee, made after a reduction to zero or other balance, or made otherwise, up to the Maximum Debt Limit, and to declare the terms and conditions upon which the Obligations are to be secured, the Mortgagor, in consideration of the premises, does hereby grant, bargain, sell, alienate, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Mortgagee, and its respective assigns the following (all of which are hereinafter collectively called the "Mortgaged Property"):

All right, title and interest of the Mortgagor in and to those fee and leasehold estates in real property described in Exhibit "A" hereto, subject in each case to those matters set forth in such Exhibit, together with all buildings, improvements, fixed assets, personalty and fixtures now or in the future annexed, affixed or attached to said real property or said buildings, improvements or structures located thereon; and

All right, title and interest of the Mortgagor in, to and under any and all grants, privileges, rights of way, easements and other similar interest now owned, held, leased, enjoyed or exercised, or which may hereafter be owned, held, leased, acquired, enjoyed or exercised, by the Mortgagor for the purposes of, or in connection with the real property described in Exhibit “A” hereto or, the construction,

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acquisition, ownership, use or operation by or on behalf of the Mortgagor of all buildings and improvements located on the property encumbered hereby, wherever located; and

Also, all right, title and interest of the Mortgagor in and to all rents, income (both from services and occupation), royalties, revenues and payments, including prepayments and security deposits (collectively the “Rents”), which are now or hereafter due or to be paid in connection with the Mortgaged Property.

TOGETHER WITH all tenements, hereditaments and appurtenances belonging or otherwise pertaining to the aforesaid property or any part thereof, with all reversions, remainders, rents, income, revenues, profits, cash, proceeds, products and benefits at any time derived, received or had from any or all of the above-described property of the Mortgagor and all deposits or other accounts into which the same may be deposited.

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee and its respective assigns forever, to secure the payment and performance of the Obligations, including, without limitation, the due performance of the covenants, agreements and provisions herein contained, and for the uses and purposes and upon the terms, conditions, provisos and agreements hereinafter expressed and declared.

PROVIDED NEVERTHELESS, should the Mortgagor pay and perform all of the Obligations, then this instrument will be of no further force and effect, and this Mortgage shall be satisfied by the Mortgagee, at the expense of the Mortgagor.

ARTICLE III.

PARTICULAR REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE MORTGAGOR

The Mortgagor represents, warrants and, except as otherwise permitted by the Mortgagee, covenants with the Mortgagee as follows:

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Section 3.01.    Authority to Execute and Deliver this Mortgage; All Action Taken; Enforceable Obligations. The Mortgagor is authorized under its articles of incorporation and bylaws or other applicable organizational documents and all applicable laws and by corporate or organizational action to execute and deliver this Mortgage; and this Mortgage is, and any amendment, supplement or restatement of this Mortgage, when executed and delivered will be, the legal, valid and binding obligations of the Mortgagor which are enforceable in accordance with their respective terms.

Section 3.02.    Authority to Mortgage Property; No Liens; Exception for Permitted Encumbrances; Mortgagor to Defend Title and Remove Liens. The Mortgagor has good and marketable title to all fee and leasehold estates in real property and good, right and lawful authority to mortgage the Mortgaged Property for the purposes herein expressed. The Mortgaged Property is free and clear of any Lien affecting the title thereto, except Permitted Encumbrances. The Mortgagor will, so long as any of the Obligations shall remain unpaid, maintain and preserve the Lien of this Mortgage superior to all other Liens, other than Permitted Encumbrances, and will forever warrant and defend the title to the Mortgaged Property against any and all claims and demands.

Section 3.03.    No Encumbrances on Mortgaged Property. The Mortgagor will not create, incur, suffer or permit to exist any Lien on any of the Mortgaged Property, except for Permitted Encumbrances. Except for claims giving rise to Permitted Encumbrances, the Mortgagor will promptly pay or discharge any and all obligations for or on account of which any such Lien might exist.

Section 3.04. Sale or Transfer of Mortgaged Property. The Mortgagor shall not sell, lease or transfer any of the Mortgaged Property to any person or entity except as permitted in the Credit Agreements.

Section 3.05.    Payment of Obligations. The Mortgagor will duly and punctually pay all amounts due under the Obligations, at the dates and places and in the manner provided in all Credit Agreements, and all other sums becoming due hereunder.

Section 3.06.    Preservation of Franchises and Compliance with Laws. The Mortgagor will take or cause to be taken all such action as may from time to time be necessary to obtain, preserve and renew all franchises, rights of way, easements, permits, and licenses now or hereafter granted or upon it conferred necessary to the operations of the Mortgagor, and will comply in all material respects with all laws, ordinances, regulations, and requirements applicable to it or the Mortgaged Property.

Section 3.07.    Maintenance of Mortgaged Property. The Mortgagor will at all times maintain and preserve the Mortgaged Property and each and every material part and parcel thereof in good repair, working order and condition, ordinary wear and tear excepted, and in material compliance with all applicable laws, ordinances, regulations, and requirements, and will from time to time make all needed and proper repairs, renewals, and replacements, and useful and proper alterations, additions, betterments and improvements, and will, subject to contingencies beyond its reasonable control, at all times keep its plant and properties in continuous operating condition and use all reasonable diligence to furnish the consumers served by it through the Mortgaged Property, or any part thereof, with adequate services furnished by the Mortgagor.

Section 3.08.    Insurance; Restoration of Damaged Mortgaged Property. The Mortgagor will maintain insurance as required by the Credit Agreements. In the event of damage to or the destruction or loss of any portion of the Mortgaged Property, unless the Mortgagee shall otherwise agree, the Mortgagor shall replace or restore such damaged, destroyed or lost portion so that the Mortgaged Property shall be in substantially the same condition as it was in prior to such damage,

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destruction or loss. Provided no Potential Default or Event of Default then exists, the Mortgagee shall provide to the Mortgagor any insurance proceeds received by the Mortgagee upon such reasonable terms and conditions as the Mortgagee may require to ensure that such proceeds are used for the foregoing purpose and that such required replacement or restoration will be completed. The Mortgagor shall replace the lost portion of the Mortgaged Property or shall commence such restoration promptly after such damage, destruction or loss shall have occurred and shall complete such replacement or restoration as expeditiously as practicable, and shall pay or cause to be paid, out of the proceeds of such insurance or otherwise, all costs and expenses in connection therewith so that such replacement or restoration shall be so completed that the portion of the Mortgaged Property so replaced or restored shall be free and clear of all Liens, except for Permitted Encumbrances. At the request of the Mortgagee, the Mortgagor shall exercise such rights and remedies which it may have under any insurance policy or fidelity bond and which may be designated by the Mortgagee, and the Mortgagor hereby irrevocably appoints the Mortgagee as its agent to exercise such rights and remedies under any insurance policy or bond as the Mortgagee may choose, and the Mortgagor shall pay all reasonable costs and expenses incurred by the Mortgagee in connection with such exercise.

Section 3.09.    Mortgagee Right to Expend Money to Protect Mortgaged Property. From time to time, the Mortgagee may, in its sole discretion, but shall not be obligated to, advance funds on behalf of the Mortgagor, in order to ensure compliance with any covenant or agreement of the Mortgagor made in or pursuant to this Mortgage or any of the Credit Agreements, to preserve or protect any right or interest of the Mortgagee in the Mortgaged Property or under or pursuant to this Mortgage or any of the Credit Agreements, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Mortgaged Property or other property or assets of the Mortgagor (other than Permitted Encumbrances); provided, however, that the making of any such advance by the Mortgagee shall not constitute a waiver by the Mortgagee of any Event of Default with respect to which such advance is made nor excuse the Mortgagor from any performance required hereunder. The Mortgagor shall pay to the Mortgagee upon demand all such advances made by the Mortgagee with interest thereon at a rate equal at all times to 4% per annum above the Mortgagee's “CoBank Base Rate.” For purposes hereof, the CoBank Base Rate shall mean the rate of interest established by the Mortgagee from time to time as its CoBank Base Rate, which rate is intended by the Mortgagee to be a reference rate and not its lowest rate. All such advances and accrued interest shall be secured by this Mortgage.

Section 3.10.    Further Assurances. Upon the request of the Mortgagee, the Mortgagor shall promptly do all acts and things, including the execution, acknowledgment and delivery of such amendments thereto and other instruments and documents as the Mortgagee may request, to enable the Mortgagee to perfect and maintain the Lien of this Mortgage and/or the Mortgagee’s rights and remedies hereunder. The Mortgagor shall notify the Mortgagee promptly upon the acquisition of any fee or leasehold estate in real property and, to the extent required under the Credit Agreement, shall execute and record such amendments or supplements to this Mortgage or other documents or instruments as are necessary or appropriate to subject such real property to the Lien of this Mortgage and shall deliver such executed and recorded amendments or supplements or other documents or instruments to the Mortgagee. In the event the Mortgagor fails to take any action required under this Section 3.10, the Mortgagee may take any such action and make, execute and record any such instruments and documents for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints the Mortgagee as its attorney-in-fact to take such actions, which appointment is coupled with an interest and irrevocable.

Section 3.11.    Condemnation, Etc. In the event that the Mortgaged Property or any part

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thereof shall be taken under the power of eminent domain or like power, then, unless the Mortgagee otherwise consents, all proceeds and avails thereof shall be applied by the Mortgagor to the prepayment of the Obligations (such prepayments to be applied in such order and manner as the Mortgagee may, in its sole discretion, elect).

Section 3.12.    Conflict with Mortgage Terms. The provisions of this Mortgage and the Credit Agreements shall be cumulative and not mutually exclusive, notwithstanding any inconsistencies.

Section 3.13.    Environmental Representations, Warranties and Covenants. The Mortgagor makes the following representations, warranties and covenants, all of which are subject to any exceptions that the Mortgagor may have previously disclosed in writing to the Mortgagee, and which, to the extent that they deal with representations of fact, are based on the Mortgagor’s present knowledge, arrived at after reasonable inquiry.

(A)    Use of the Mortgaged Property.

(1)    The Mortgagor shall: (a) use, handle, transport or store Hazardous Materials as defined under any Environmental Law (both as hereinafter defined); and (b) store or treat non-hazardous wastes: (i) in a good and prudent manner in the ordinary course of business; and (ii) in compliance with all applicable Environmental Laws.

(2)    The Mortgagor shall not conduct or allow to be conducted, in violation of any Environmental Law, any business, operations or activity on the Mortgaged Property, or, except in strict compliance with applicable law, employ or use the Mortgaged Property to generate, use, handle, manufacture, treat, store, process, transport or dispose of any Hazardous Materials, or any other substance which is prohibited, controlled or regulated under applicable law. The Mortgagor shall not use the Mortgaged Property in a way that poses a threat or nuisance to public safety, health or the environment, or cause or allow to be caused a known or suspected release of Hazardous Materials, on, under, or from the Mortgaged Property.

(3)    The Mortgagor shall not do or permit any act or thing, business or operation that poses an unreasonable risk of harm, or impairs or may impair the value of the Mortgaged Property or any part thereof.

(B)    Condition of the Mortgaged Property.

(1)    The Mortgagor shall take all appropriate response actions, including any removal and remedial actions, in the event of a release, emission, discharge or disposal of Hazardous Materials in, on, under, or about the Mortgaged Property, so as to remain in compliance with all Environmental Laws.

(2)    All underground tanks, wells, septic tanks, ponds, pits, or any other storage tanks (whether currently in use or abandoned) on the Mortgaged Property, if any, are, as of the date hereof, maintained in compliance with all applicable Environmental Laws.

(C)    Notice of Environmental Problems or Litigation. Neither the Mortgagor nor any of its tenants have given, nor were they required to give, nor have they received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (1) the Mortgagor and/or any tenants have violated, or are about to violate, any Environmental Law, judgment or order; (2) there has been a release, or there is a threat of release, of Hazardous Materials from the Mortgaged Property; (3) the Mortgagor and/or its tenants may be or are liable, in whole or in part, for the costs of cleaning up,

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remediating, removing or responding to a release or a threatened release of Hazardous Materials; or (4) the Mortgaged Property is subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any Environmental Law arising from, or costs incurred by such governmental entity in response to, a release or a threatened release of a Hazardous Material. The Mortgagor further represents and warrants that no conditions currently exist or are currently reasonably foreseeable that would subject the Mortgagor to any such investigation, litigation, administrative enforcement or to any damages, penalties, injunctive relief, or cleanup costs under any Environmental Law. Upon receipt of any such notice, the Mortgagor and its tenants shall immediately provide a copy to the Mortgagee.

(D)    Right of Inspection. The Mortgagor hereby grants, and will cause any tenants to grant, to the Mortgagee, its agents, attorneys, employees, consultants, contractors, successors and assigns, an irrevocable license and authorization, upon reasonable notice, to enter upon and inspect the Mortgaged Property and facilities thereon, and perform such tests, including without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Mortgaged Property, as the Mortgagee, in its sole discretion, determines are necessary to protect its security interest; provided, however, that under no circumstances shall the Mortgagee be obligated to perform such inspections or tests.

(E)    Indemnity. The Mortgagor agrees to indemnify and hold the Mortgagee, its directors, employees, agents, and its successors and assigns, harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, judgments, administrative orders, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including without limitation attorney’s fees and expenses) arising directly or indirectly, in whole or in part, out of any failure of the Mortgagor to comply with the environmental representations, warranties, and covenants contained herein.

(F)    Continuation of Representations, Warranties, Covenants and Indemnities. The Mortgagor’s representations, warranties, covenants, and indemnities contained herein shall survive the occurrence of any event whatsoever, including, without limitation, the satisfaction of the Obligations secured hereby, the reconveyance or foreclosure of this Mortgage, the acceptance by the Mortgagee of a deed in lieu of foreclosure, or any transfer or abandonment of the Mortgaged Property.

(G)    Corrective Action. In the event the Mortgagor is in breach of any of its representations, warranties or agreements as set forth above, then, without limiting the Mortgagee’s other rights hereunder, the Mortgagor, at its sole expense, shall take all actions required, including, without limitation, environmental cleanup of the Mortgaged Property, to comply with the representations, warranties, and covenants contained herein and with all applicable legal requirements and, in any event, shall take all actions deemed necessary under all applicable Environmental Laws.

(H)    Hazardous Materials Defined. The term “Hazardous Materials” shall mean dangerous, toxic, or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Law.

(I)    Environmental Law Defined. The term “Environmental Law” shall mean any federal, state or local laws, statute, ordinance, rule, regulation, administration order, or permit now in effect or hereinafter enacted, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about the Mortgaged Property.

Section 3.14.    Non-Homestead Property. The Mortgaged Property is not homestead property.

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ARTICLE IV.

EVENTS OF DEFAULT AND
REMEDIES OF THE MORTGAGEE

Section 4.01.    Events of Default. Each of the following shall be an "Event of Default":

(A)    default shall be made in the payment of any amount due under any Obligation;

(B)    default shall be made in the due observance or performance of any of the covenants, co-nditions or agreements on the part of the Mortgagor, and, if such default shall be under Sections 3.06, 3.07, or 3.08 hereof, such default shall continue for a period of thirty (30) days after written notice specifying such default and requiring the same to be remedied shall have been given to the Mortgagor by the Mortgagee;

(C)    any representation or warranty made by the Mortgagor herein, or in any certificate, instrument or document delivered hereunder, shall prove to be false or misleading in any material respect on or as of the date made;

(D)    an “Event of Default” shall have occurred under any Credit Agreement or, in the event any Credit Agreement does not contain specified “Events of Default,” the Mortgagor shall breach or be in default of any Credit Agreement; and

(E)    an event of damage, destruction or loss or a taking under the power of eminent domain or like power (or transfer in lieu of such taking) shall have had, in the judgment of the Mortgagee, a material adverse effect on the ability of the Mortgagor to pay or perform the Obligations.

Section 4.02.    Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, the Mortgagee may declare the Obligations to be due and payable immediately by a notice in writing to the Mortgagor, and upon such declaration, all Obligations shall become due and payable immediately, anything contained herein or in the Credit Agreements to the contrary notwithstanding.

Section 4.03.    Remedies of the Mortgagee. If one or more Events of Default shall occur, the Obligations shall be due and payable without presentment, demand or further notice of any kind. The Mortgagee shall have the right to proceed to protect and enforce its right by one or more of the following remedies:

(A)    THE MORTGAGEE SHALL HAVE THE RIGHT TO BRING SUIT either for damages, for specific performance of any agreement contained in this Mortgage or any Loan Document (as defined in the Credit Agreement), for the foreclosure of this Mortgage, or for the enforcement of any other appropriate legal or equitable remedy;

(B)    THE MORTGAGEE SHALL HAVE THE RIGHT TO SELL THE MORTGAGED PROPERTY AT PUBLIC AUCTION AND CONVEY THE SAME TO THE PURCHASER IN FEE SIMPLE, as provided by law, the provisions of Minnesota Statutes Chapter 582.30 being hereby waived, the Mortgagor, and Guarantor, if any, to remain liable for any deficiency. Said sale may be as one tract or otherwise, at the sole option of the Mortgagee. In the event of any sale of the Mortgaged Property pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement of any of the terms of this Mortgage, the Mortgagee, its successors or assigns, may become the purchaser, and for the purpose of making settlement for or

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payment of the purchase price, shall be entitled to deliver over and use any Note (as defined in the Credit Agreement) and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced or secured hereby and unpaid hereunder, in order that there may be credited as paid on the purchase price the total amount of the Obligations then due, including principal and interest on the Obligations and all other sums, with interest, advanced or secured hereby and unpaid hereunder or under any of the other Loan Documents;

(C)    THE MORTGAGEE SHALL HAVE THE RIGHT TO OBTAIN THE APPOINTMENT OF A RECEIVER at any time after the occurrence of an Event of Default. The Mortgagee may apply for the appointment of a receiver to the district court for the county where the Mortgaged Property or any part thereof is located, by an action separate from any foreclosure of this Mortgage pursuant to Minnesota Statutes Chapter 580 or pursuant to Minnesota Statutes Chapter 581, or as a part of the foreclosure action under said Chapter 581 (it being agreed that the existence of a foreclosure pursuant to said Chapter 580 or a foreclosure action pursuant to said Chapter 581 is not a prerequisite to any action for a receiver hereunder). The Mortgagee shall be entitled to the appointment of a receiver without regard to waste, adequacy of the security or solvency of the Mortgagor. The receiver, who shall be an experienced property manager, shall collect (until the Obligations are fully paid and satisfied and, in the case of a foreclosure sale, during the entire redemption period) the Rents, and shall manage the Mortgaged Property, execute leases within or beyond the period of the receivership if approved by the court and apply all rents, profits and other income collected by him in the following order:

(i)    to the payment of all reasonable fees of the receiver, if any, approved by the court;

(ii)    to the repayment of tenant security deposits, with interest thereon, as required by Minnesota Statutes, § 504B.178;

(iii)    to the payment when due of delinquent or current real estate taxes or special assessments with respect to the Mortgaged Property, or the periodic escrow for the payment of the same;

(iv)    to the payment when due of premiums for insurance of the type required by this Mortgage, or the periodic escrow for the payment of the same;

(v)    to the payment for the keeping of the covenants required of a lessor or licensor pursuant to Minnesota Statutes, § 504B.161, subdivision 1;

(vi)    to the payment of all expenses for normal maintenance of the Mortgaged Property; and

(vii)    the balance to the Mortgagee (a) if received prior to the commencement of a foreclosure, to be applied to the Obligations, in such order as the Mortgagee may elect and (b) if received after the commencement of a foreclosure, to be applied to the amount required to be paid to effect a reinstatement prior to foreclosure sale, or, after a foreclosure sale to any deficiency and thereafter to the amount required to be paid to effect a redemption, all pursuant to Minnesota Statutes, §§ 580.30, 580.23 and 581.10, with any excess to be paid to the Mortgagor. Provided, that if this Mortgage is not reinstated nor the Mortgaged Property redeemed as provided by said §§ 580.30, 580.23 or 581.10, the entire amount paid to the Mortgagee pursuant hereto shall be the property of the Mortgagee together with all or any part of the Mortgaged Property acquired through foreclosure.

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The Mortgagee shall have the right, at any time and without limitation, as provided in Minnesota Statutes, § 582.03, to advance money to the receiver to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Mortgaged Property and sums so advanced, with interest at the rate set forth in Section 3.09 hereof, shall be secured hereby, or if advanced during the period of redemption shall be part of the sum required to be paid to redeem from the sale;

(D)    THE MORTGAGEE SHALL HAVE THE RIGHT TO COLLECT THE RENTS from the Mortgaged Property and apply the same in the manner hereinbefore provided with respect to a receiver. For that purpose, the Mortgagee may enter and take possession of the Mortgaged Property and manage and operate the same and take any action which, in the Mortgagee’s judgment, is necessary or proper to collect the Rents and to conserve the value of the Mortgaged Property. The Mortgagee may also take possession of, and for these purposes use, any and all of the personal property. The expense (including any receiver’s fees, attorneys’ fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be secured by this Mortgage. The Mortgagee shall not be liable to account to the Mortgagor for any action taken pursuant hereto other than to account for any Rents actually received by the Mortgagee. Enforcement hereof shall not cause the Mortgagee to be deemed a mortgagee in possession unless the Mortgagee elects in writing to be a mortgagee in possession;

(E)    THE MORTGAGEE SHALL HAVE THE RIGHT TO ENTER AND TAKE POSSESSION of the Mortgaged Property and manage and operate the same in conformity with all applicable laws and take any action which, in the Mortgagee’s judgment, is necessary or proper to conserve the value of the Mortgaged Property;

(F)    THE MORTGAGEE SHALL HAVE ALL OF THE RIGHTS AND REMEDIES PROVIDED IN THE UNIFORM COMMERCIAL CODE including the right to proceed under the Uniform Commercial Code provisions governing default as to any personal property separately from the real estate included within the Mortgaged Property, or to proceed as to all of the Mortgaged Property in accordance with its rights and remedies in respect of said real estate. If the Mortgagee should elect to proceed separately as to the personal property, the Mortgagor agrees to make such personal property available to the Mortgagee at a place or places acceptable to the Mortgagee, and if any notification of intended disposition of any of such personal property is required by law, such notification shall be deemed reasonably and properly given if given at least ten (10) days before such disposition in the manner hereinafter provided; and

(G)    THE MORTGAGEE SHALL HAVE THE RIGHT TO FILE PROOF OF CLAIM and other documents as may be necessary or advisable in order to have its claims allowed in any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting the Mortgagor, its creditors or its property, for the entire amount due and payable by the Mortgagor in respect of the Obligations at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by the Mortgagor after such date.

Each remedy herein specifically given shall be in addition to every other right now or hereafter given or existing at law or in equity, and each and every right may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee and the exercise or the beginning of the exercise of one right shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right. The Mortgagee shall have all rights and remedies available under

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the law in effect now and/or at the time such rights and remedies are sought to be enforced, whether or not they are available under the law in effect on the date hereof.

Section 4.04.    Expenses of Exercising Rights, Powers and Remedies. The reasonable expenses (including any receiver’s fees, attorneys’ fees, appraisers’ fees, environmental engineers’ and/or consultants’ fees, costs incurred for documentary and expert evidence, stenographers’ charges, publication costs, costs (which may be estimated as to items to be expended after entry of the decree of foreclosure) of procuring all abstracts of title, continuations of abstracts of title, title searches and examinations, title insurance policies and commitments and extensions therefor, Torrens duplicate certificates of title, Uniform Commercial Code and chattel lien searches, and similar data and assurances with respect to title as the Mortgagee may deem reasonably necessary either to prosecute any foreclosure action or to evidence to bidders at any sale which may be had pursuant to any foreclosure decree the true condition of the title to or the value of the Mortgaged Property, and agent’s compensation) incurred by the Mortgagee after the occurrence of any Event of Default and/or in pursuing the rights, powers and remedies contained in this Mortgage shall be immediately due and payable by the Mortgagor, with interest thereon from the date incurred at the rate set forth in Section 3.09 hereof, and shall be added to the indebtedness secured by this Mortgage.

Section 4.05.    Restoration of Position. In case the Mortgagee shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property subject to the lien hereof.

Section 4.06.    Marshalling. The Mortgagor, for itself and on behalf of all persons, parties and entities which may claim under the Mortgagor, hereby waives all requirements of law relating to the marshalling of assets, if any, which would be applicable in connection with the enforcement by the Mortgagee of its remedies for an Event of Default hereunder, absent this waiver. The Mortgagee shall not be required to sell or realize upon any portion of the Mortgaged Property before selling or realizing upon any other portion thereof.

Section 4.07. Remedies Cumulative; No Election. Every right or remedy herein conferred upon or reserved to the Mortgagee shall be cumulative and shall be in addition to every other right and remedy given hereunder or under any Credit Agreement or now or hereafter existing at law, or in equity, or by statute. The pursuit of any right or remedy shall not be construed as an election.

Section 4.08. Waiver of Appraisement Rights. The Mortgagor, for itself and all who may claim through or under it, covenants that it will not at any time insist upon or plead, or in any manner whatever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Mortgaged Property may be situated, in order to prevent, delay or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Mortgagor, for itself and all who may claim through or under it, hereby waives the benefit of all such laws unless such waiver shall be forbidden by law.

ARTICLE V.

POSSESSION UNTIL DEFAULT; SATISFACTION

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Section 5.01.    Possession Until Default. Until one or more Events of Default shall have occurred, the Mortgagor shall be permitted to retain actual possession of the Mortgaged Property, and to manage, operate and use the same and any part thereof, with the rights and franchises appertaining thereto, including, without limitation, to collect, receive, take, use and enjoy the rents, revenues, issues, earnings, income, products, profits and proceeds thereof or therefrom, subject to the provisions of this Mortgage.

Section 5.02.    Satisfaction. If the Mortgagor shall well and truly pay or cause to be paid the Obligations at the times and in the manner provided in the Credit Agreements, and shall also pay or cause to be paid all other sums payable by the Mortgagor hereunder, and shall keep and perform all covenants herein and in all Credit Agreements required to be kept and performed by it, and there are no further obligations to make advances to the Mortgagor under any of the Credit Agreements, then and in that case, all property, rights and interest hereby conveyed or assigned or pledged shall, upon the written request of the Mortgagor, revert to the Mortgagor and the estate, right, title and interest of the Mortgagee shall thereupon cease, determine and become void, and the Mortgagee, in such case, at the Mortgagee’s cost and expense, shall enter satisfaction of this Mortgage upon the record.

ARTICLE VI.

MISCELLANEOUS

Section 6.01.    Property Deemed Real Property. It is hereby declared to be the intention of the Mortgagor that all the Mortgaged Property, including, without limitation, all rights of way and easements granted or given to the Mortgagor or obtained by it to use real property in connection with the construction, acquisition, ownership, use or operation of the buildings or improvements located on the real property encumbered hereby, and all other property physically attached to any of the foregoing, including fixtures now or in the future attached to any of the foregoing, shall be deemed to be real property.

Section 6.02.    Mortgage to Bind and Benefit Successors and Assigns. All of the covenants, stipulations, promises, undertakings and agreements herein contained by or on behalf of the Mortgagor shall bind its successors and assigns, whether so specified or not, and all titles, rights and remedies hereby granted to or conferred upon the Mortgagee shall pass to and inure to the benefit of the successors and assigns of the Mortgagee. The Mortgagor hereby agrees to execute such consents, acknowledgments and other instruments as may be requested by the Mortgagee in connection with the assignment, transfer, mortgage, hypothecation or pledge of the rights or interests of the Mortgagee hereunder or under the Credit Agreements or in and to any of the Mortgaged Property.

Section 6.03.    Headings. The descriptive headings of the various articles and sections of this Mortgage were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 6.04.    Notices. All demands, notices, reports, approvals, designations or directions required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given if sent by registered or certified mail, postage prepaid, or delivered by hand, or sent by facsimile transmission, receipt confirmed, addressed to the proper party or parties at the following address:

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As to the Mortgagor:	Heron Lake BioEnergy, LLC
91246 390th Avenue
Heron Lake, MN 56137
Attention: CFO
Telephone No: 320-564-3100
Fax No:

As to the Mortgagee:	AgStar Financial Services, FLCA
14800 Galaxie Avenue
Suite 205
Apple Valley, MN 55124
Attention: Jason Johnson
Telephone No: 866-577-1831

As Agent to the Mortgagee:	CoBank, ACB
5500 S. Quebec Street
Greenwood Village, CO 80111
Attention: Regional Agribusiness Banking Group
Fax No: 303-740-4002

Either such party may from time to time designate to each other a new address to which demands, notices, reports, approvals, designations or directions may be addressed, and from and after any such designation, the address designated shall be deemed to be the address of such party in lieu of the address given above.

Section 6.05.    Severability. The invalidity of any one or more phrases, clauses, sentences, paragraphs or provisions of this Mortgage shall not affect the remaining portions hereof.

Section 6.06.    Governing Law. The effect and meaning of this Mortgage, and the rights of all parties hereunder, shall be governed by, and construed according to, the laws of the State of Minnesota, except to the extent governed by federal law.

Section 6.07.    Indemnification by the Mortgagor of the Mortgagee. The Mortgagor agrees to indemnify and save harmless the Mortgagee against any liability or damages which the Mortgagee may incur or sustain in the exercise and performance of its rightful powers and duties hereunder, including any liability or damages arising from the Mortgagor's failure to comply with any Environmental Law or the like applicable to the Mortgaged Property. For such indemnity, the Mortgagee shall be secured under this Mortgage in the same manner as the Obligations and all amounts payable under this Section shall be paid to the Mortgagee with interest at the rate specified in Section 3.09. The Mortgagor’s obligations under this Section shall survive the exercise by the Mortgagee of its rights and remedies hereunder, any foreclosure on all or any part of the Mortgaged Property and the cancellation or satisfaction of this Mortgage.

Section 6.08.    Assignment of Rents and Profits. This Mortgage constitutes an assignment of rents and profits within the meaning of Minnesota Statutes, §§ 559.17 and 576.01, and is intended to comply fully with the provisions thereof, and to afford the Mortgagee, to the fullest extent allowed by law, the rights and remedies of a mortgage lender or secured lender pursuant thereto.

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Section 6.09.     Fixture Filing. This instrument shall be deemed to be a Fixture Filing within the meaning of the Minnesota Uniform Commercial Code, and for such purpose, the following information is given:

(a)    Name and address of Debtor:        Heron Lake BioEnergy, LLC
91246 390th Avenue
Heron Lake, MN 56137
(b)    Name and address of

Secured Party:	CoBank, ACB, in its capacity as Administrative Agent on behalf of AGSTAR FINANCIAL SERVICES, FLCA
5500 South Quebec Street
Greenwood Village, Colorado 80111
Attention: Regional Agribusiness Banking Group
Fax No.: (303) 740-4002

(c)    Description of the types (or
items) of property covered
by this Fixture Filing:            See granting clauses.

(d)    Description of real estate
to which the collateral is
attached or upon which it
is or will be located:            See Exhibit “A” hereto.

Some of the above-described collateral is or is to become fixtures upon the above described real estate, and this Fixture Filing is to be filed for record in the public real estate records.

Section 6.10.    Payment of Mortgage Registry Tax. The Mortgagee is aware of the provisions of Minn. Statutes §287.05, Subd. 5, and shall comply with the requirements contained therein with respect to future advances under this Mortgage, if any.

Section 6.11. Revolving Credit. This Mortgage secures indebtedness to be advanced from time to time and outstanding under the revolving credit line established by the Credit Agreements. Pursuant to the Credit Agreements, advances, payments and re-advances may be made from time to time. The maximum principal amount of the line of credit which may be secured by this Mortgage at any one time is the Maximum Debt Limit set forth in Section 1.01 hereof. The parties agree, and mutually intend, that a reduction of the outstanding revolving credit line to zero shall not constitute an extinguishment of the debt secured hereby, unless and until a satisfaction of this Mortgage is executed by the Mortgagee and delivered to the Mortgagor. If, after such reduction to zero, subsequent re-advances are made from said revolving credit line, the subsequent re-advances so made shall not constitute a new debt, and shall constitute a continuation of the original debt evidenced by the Credit Agreements and secured hereby.

[Signatures follow on next page.]

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IN WITNESS WHEREOF, Heron Lake BioEnergy, LLC, as Mortgagor, has caused this Mortgage to be signed in its name by its officers thereunto duly authorized, all as of the day and year first above written.

Heron Lake BioEnergy, LLC, Mortgagor

By: /s/ Steve A. Christensen
Printed Name: Steve A. Christensen
Title: CEO

STATE OF MINNESOTA    )
)
COUNTY OF CHIPPEWA    )

The foregoing instrument was acknowledged before me this 29th day of July, 2014, by Steve A. Christensen, the CEO of Heron Lake BioEnergy, LLC, a Minnesota limited liability company, on behalf of said company.

(SEAL)                __________/s/ Stacie Schuler______________________
Notary Public

My commission expires: _____Jan 31, 2016___________

NOTARY PUBLIC SEAL
Notary Public - Minnesota
My Commission Expires January 31, 2016

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EXHIBIT A -- REAL PROPERTY
Heron Lake BioEnergy, LLC

1.	Legal descriptions of real property in which the Mortgagor has a fee estate:

Jackson County, Minnesota

PARCEL A
Part of the SW1/4 of Sec. 16, T104N, R37W, Jackson County, Minnesota, lying Southerly of the Southerly right of way line of the Union Pacific Railroad, described as follows:

Beginning at an existing iron monument at the SE corner of the SW1/4 of said Sec. 16; thence South 89°57'49" West, along the South line of said SW1/4, a distance of 1031.09 feet; thence North 00°37'05" East, parallel with the West line of said SW1/4, a distance of 275.02 feet; thence South 89°57'49" West, parallel with the South line of said SW1/4, a distance of 1600.10 feet, to a point on the West line of said SW1/4; thence North 00°37'05" East, along the West line of said SW1/4, a distance of 593.98 feet; thence South 89°22'55" East a distance of 412.00 feet; thence North 00°37'05" East, parallel with the West line of said SW1/4, a distance of 400.00 feet; thence North 89°22'55" West a distance of 412.00 feet, to a point on the West line of said SW1/4; thence North 00°37'05" East, along the West line of said SW1/4, a distance of 103.50 feet, to a point on the Southerly right of way line of the Union Pacific Railroad; thence North 76°38'53" East, along the Southerly right of way line of said Union Pacific Railroad, a distance of 2706.70 feet, to a point on the East line of said SW1/4; thence South 00°29'31" West, along the East line of said SW1/4, a distance of 1995.89 feet, to the point of beginning.

AND ALSO:

That part of the S1/2 of the SW1/4 of Sec. 16, T104N, R37W of the Fifth Principal Meridian, Jackson County, Minnesota, described as follows: Commencing at an existing iron monument at the Southeast corner of the SW1/4 of said Section 16; thence South 89 degrees 57 minutes 49 seconds West, bearing based on Jackson County Coordinate System, along the South line of the SW1/4 a distance of 1031.09 feet to the POINT OF BEGINNING; thence North 00 degrees 37 minutes 05 seconds East, parallel with the West line of said SW1/4, a distance of 275.02 feet; thence South 89 degrees 57 minutes 49 seconds West, parallel with the South line of said SW1/4, a distance of 1600.10 feet to a point on the West line of said SW1/4; thence South 00 degrees 37 minutes 05 seconds West, along the West line of said SW1/4, a distance of 275.02 feet to the Southwest corner of said SW1/4; thence North 89 degrees 57 minutes 49 seconds East, along the South line of said SW1/4, to the point of beginning.

EXCEPTING a part of the S1/2 SW1/4 of Sec. 16, T104N, R37W, Jackson County, Minnesota, described as follows: Commencing at an existing iron monument at the SE corner of the SW1/4 of said Sec. 16; thence South 89°57'49" West, bearing based on Jackson County Coordinate System, along the South line of said SW1/4 of said Sec. 16, a distance of 1048.26 feet, to the point of beginning; thence continuing South 89°57'49" West, along said South line, a distance of 503.33 feet; thence North 00°02'11" West a distance of 275.00 feet; thence North 89°57'49" East, parallel with the South line of said SW1/4, a distance of 246.59 feet; thence North 00°02'11" West a distance of 74.71 feet; thence North 89°57'49" East, parallel with the South line of said SW/4, a distance of 256.74 feet; thence South 00°02'11" East a distance of 349.71 feet, to the point of beginning.

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PARCEL B
Part of the SE1/4 of Sec. 16, T104N, R37W, Jackson County, Minnesota, described as follows:

Beginning at an existing iron monument at the SW corner of the SE1/4 of said Sec. 16; thence North 00°29'31" East, bearing based on Jackson County Coordinate System, along the West line of the SE1/4 of said Sec. 16, a distance of 1995.89 feet, to a point on the Southerly right of way line of the Union Pacific Railroad; thence North 76°38'53" East, along the Southerly right of way line of said Union Pacific Railroad, a distance of 2701.22 feet, to a point on the East line of the SE1/4; thence South 00°18'29" West, along the East line of said SE1/4 a distance of 1950.98 feet; thence South 89°57'40" West, parallel with the South line of said SE1/4, a distance of 1005.15 feet; thence South 61°35'10" West a distance of 172.03 feet; thence South 00°18'29" West, parallel with the East line of said SE1/4, a distance of 585.18 feet, to a point on the South line of said SE1/4; thence South 89°57'40" West, along the South line of said SE1/4, a distance of 1475.25 feet, to the point of beginning.

2.	Legal descriptions of real property in which the Mortgagor has a leasehold estate:

None.

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EXHIBIT B - OBLIGATIONS

The “Obligations” as described in the Definitions section above include without limitation the following promissory note(s):

Promissory Note No.	Date	Principal Amount
RI1304T01	July 29, 2014	$28,000,000.00

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